UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 1, 2011
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 54202
(Address of principal executive offices, including zip code)

(513) 397-9900
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Effective March 1, 2011, Kurt A. Freyberger ceased to be Vice President & Controller of Cincinnati Bell Inc. (the “Company”). Mr. Freyberger has assumed a new role as division chief financial officer of the Company’s Communications group, reporting to Ted Torbeck, President of Cincinnati Bell Communications.
(c)	Effective March 1, 2011, the Company’s Board of Directors appointed Susan M. Kinsey to the position of Vice President & Controller of the Company. Ms. Kinsey’s employment is at will. Prior to joining the Company, Ms. Kinsey, 46, was Associate Vice President — Accounting Services for Luxottica Retail North America from June 2009 to February 2011. Prior to that, Ms. Kinsey was Senior Vice President — Director of Financial Reporting for PNC Financial Services Group, Inc. (“PNC”) from January 2009 to June 2009, and Senior Vice President — Assistant Treasurer for National City Corporation (“National City”) from December 2003 until National City was acquired by PNC in December 2008. Prior to 2003, Ms. Kinsey was a Principal in Andersen’s audit practice.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CINCINNATI BELL INC.
Date: March 2, 2011	By:	/s/ Christopher J. Wilson
		Name:	Christopher J. Wilson
		Title:	Vice President, General Counsel & Secretary

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